Exhibit 10.13

TRADEWEB MARKETS LLC

PRSU AGREEMENT

PLAN YEAR 2019

THIS AGREEMENT (the “Agreement”), is made effective as of February 13, 2019 (the “Date of Grant”), between Tradeweb Markets LLC, a Delaware limited liability company (the “Company”), and [________] (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Tradeweb Markets LLC PRSU Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its Members to grant PRSUs to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the Participant’s services and of the mutual covenants hereinafter set forth, the parties agree as follows:

1.           Grant of the PRSU. The Company hereby grants to the Participant [___] PRSUs, subject to adjustment as set forth in the Plan. The number of PRSUs granted pursuant to the preceding sentence was calculated by dividing the target dollar value of the Participant’s Award of $__________ by the Class C FMV of $__________ (rounded to the nearest one-thousandth of a PRSU). The Plan Year to which this Award relates is 2019.

2.           Vesting. Subject to the Participant’s continued Employment except as specifically provided herein or in the Plan, the PRSUs granted hereunder will vest on January 1, 2022 (the earliest of such date, the Participant’s Retirement and the occurrence of a Change of Control, the “Vesting Date”). If the Participant’s Employment terminates before the Vesting Date, no amounts will be payable hereunder unless the Participant’s Employment is terminated by the Company without Cause within 180 days before the Vesting Date, or on account of his or her death or Disability, in which case the Participant or the Participant’s estate will be entitled to retain a pro rated number of PRSUs, which shall remain eligible for payment in accordance with Section 5 below (including application of any Performance Modifier). For purposes of the foregoing, the pro rated number of PRSUs the Participant or the Participant’s estate shall be entitled to retain shall be calculated by multiplying the total number of PRSUs awarded hereunder by a fraction, the numerator of which is the number of days worked since the beginning of 2019 and the denominator of which is the total number of days in the Vesting Period (i.e., the number of days between January 1, 2019 and January 1, 2022). Notwithstanding the foregoing, all outstanding PRSUs will fully vest upon the Participant’s Retirement or a Change of Control and will continue to be paid out in accordance with Section 5 below (including application of any Performance Modifier); provided, however, that if such Change of Control is a Qualified Change of Control, notwithstanding anything set forth in Section 5, payments made pursuant to Section 5 shall be made at the time(s) and in the same form of consideration as the consideration delivered to the Company’s Members in connection with such transaction.

3.           Dividend Equivalent Rights. The PRSUs granted hereunder will accumulate dividend equivalent rights in respect of any dividends paid on Shares (on a one Share to one PRSU basis) from January 1, 2019 through the Vesting Date. To the extent the PRSUs that gave rise to any dividend equivalent right are forfeited pursuant to this Agreement or the Plan, those dividend equivalent rights will also be forfeited. Dividend equivalent rights accumulated under this Section 3 and not forfeited shall be added to, and be paid at the same time as, payments in respect of the related PRSUs pursuant to Section 5 below. Dividend equivalent rights shall be subject to adjustment, based on the Performance Modifier, to the same extent as the PRSUs which resulted in the accumulation of such dividend equivalent rights.

4.           Termination for Cause. Notwithstanding anything herein, if a Participant’s Employment is terminated by the Company for Cause at any time prior to the payment of an Award, the Participant shall forfeit all right to payment with respect to such Award (including with respect to Vested PRSUs).

5.           Payment. This Agreement shall entitle the Participant to receive a number of Shares equal to the Settlement Number (as defined below), less a number of Shares having an aggregate Class C FMV equal to the withholding and employment taxes associated with the settlement of the PRSUs. The “Settlement Number” is equal to the sum of (i) the product of the number of Vested PRSUs subject to the Award multiplied by the Performance Modifier associated with such Award plus (ii) the number of Shares that results from the quotient of (a) the product of any dividend equivalent rights payable pursuant to Section 7(c) of the Plan multiplied by the Performance Modifier associated with such Award, divided by (b) the Class C FMV as of the date of settlement. Payments pursuant to this Section 5 shall be made on February 1, 2022, but, if such date is prior to an IPO, only if the third party valuation used by the Company for compensation purposes has been obtained by the proposed payment date. In all cases, payments pursuant to this Section 5 shall be made in calendar year 2022.

6.           Put Right. The Participant shall have the right, but not the obligation, to require the Company to purchase at the Put Price (as defined below) all or a portion of any Shares received by the Participant as a result of the settlement of PRSUs prior to an IPO of the Company (the “PRSU Put Shares”) (the “PRSU Put Right”) by delivering written notice to the Company any time during the first August or the first February following the February in which the settlement date of the applicable PRSUs occurs (or any August or February thereafter) (a “PRSU Put Right Notice”); provided, however, that, if the Company is not permitted by any loan or debt agreement to which the Company or any of its subsidiaries may be a party, or by which any of them may be bound, or the provisions of any applicable law, to purchase the PRSU Put Shares, then the period during which the Participant may deliver the PRSU Put Right Notice will be extended until the date thirty days following the date the Company is permitted to purchase the PRSU Put Shares. The Participant shall deliver to the Company certificates or other documentation, if any, representing the PRSU Put Shares free and clear of all claims, liens or encumbrances at a closing at the principal office of the Company to occur within two weeks after the PRSU Put Right Notice has been delivered, or at such other place and time and in such manner as may be mutually agreed to by the Participant and the Company. The proceeds from the purchase of the PRSU Put Shares shall be paid in immediately available funds by wire transfer, which shall be delivered to the Participant at the closing of such purchase. The “Put Price” means the Fair Market Value of the applicable Shares in effect as of the date on which the PRSU Put Right Notice is delivered. The PRSU Put Right shall expire upon an IPO.

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7.           Effect of Change of Control. Except as specifically modified herein, the provisions of Section 8 of the Plan shall apply to this Award in the event of a Change of Control.

8.           Reconfirmation of Existing Restrictive Covenants. By signing this Agreement, the Participant acknowledges and reconfirms the covenants of confidentiality, non-competition and non-solicitation and other similar obligations of the Participant set forth in the Participant’s employment agreement or any prior equity grant agreement entered into with the Company, all of which shall continue to apply to the Participant in accordance with the terms thereof.

9.           Consideration. The Participant understands and agrees that the Company is granting to the Participant the PRSU hereunder to reward the Participant for the Participant’s future efforts and loyalty to the Company by giving the Participant the opportunity to participate in the potential future appreciation of the Company. Participant further acknowledges and agrees that the consideration set forth herein and the rights and benefits hereunder are all valuable consideration, any or all of which is sufficient for any or all of Participant’s covenants set forth herein.

10.         No Right to Continued Employment. The granting of the PRSU evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of such Participant.

11.         Transferability. The PRSU may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the PRSU to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

12.         Withholding. All payments made pursuant to this Agreement shall be subject to all applicable U.S. federal, state and local and applicable non-U.S. tax, social security and similar withholdings. The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder. The Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the PRSU, or any payment or transfer under, or with respect to, the PRSU and to take such other action as may be necessary in the reasonable opinion of the Management Equity Committee to satisfy all obligations for the payment of such withholding taxes.

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13.         Underwriter’s Lock Up. The Participant hereby acknowledges that, in the event of an IPO, the sale of any Shares received by the Participant as a result of the settlement of PRSUs following the IPO will be subject to any underwriter’s lock up period applicable to the Shares.

14.         Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

15.         Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

16.         Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

17.         PRSU Subject to Plan; Joinder to LLC Agreement. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The PRSU is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan, as applicable, will govern and prevail. As a condition precedent to the issuance of any Shares pursuant to Section 5 hereof, if the Participant has not already done so, the Participant shall be required to sign a joinder agreement to the LLC Agreement in the form supplied by the Company.

18.         Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior representations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

TRADEWEB MARKETS LLC

By:
Name:	Scott Zucker
Title:	Chief Administrative Officer

Agreed and acknowledged as
of the date first above written:

[Participant]

[Signature Page to Tradeweb Markets LLC 2019 PRSU Agreement for [Participant]]